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                                                                  Exhibit 3.1

                        AMENDED AND RESTATED CERTIFICATE

                       OF INCORPORATION OF POLYCOM, INC.,

                             A DELAWARE CORPORATION



         Polycom, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the name of this Corporation is Polycom, Inc., and that this Corporation was originally incorporated on December 13, 1990 under the name Polycom Corporation.

         SECOND: That the Board of Directors of this Corporation as of February 7, 2000 duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of the corporation (the "Certificate"), declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor which resolution, setting the proposed amendment and restatement is as follows: "RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation (the "Certificate") be amended and restated to read in its entirety as follows:

                                    ARTICLE I

         The name of this corporation is Polycom, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware, 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

               (a) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Eighty Million (180,000,000) shares. One Hundred Seventy-Five Million (175,000,000) shares shall be Common Stock, with a par value

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per share of $.0005, and Five Million (5,000,000) shares shall be Preferred
Stock, with a par value per share of $.001.

               (b) PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                   The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                         (i)       The number of shares constituting that
series and the distinctive designation of that series;

                         (ii)      The dividend rate on the shares of that
series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                         (iii)     Whether that series shall have voting
rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                         (iv)      Whether that series shall have conversion
privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                         (v)       Whether or not the shares of that series
shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable on case of redemption, which amount may vary under different conditions and at different redemption dates;

                         (vi)      Whether that series shall have a sinking
fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                         (vii)     The rights of the shares of that series in
the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                         (viii)    Any other relative rights, preferences and
limitations of that series.

               (c) Common Stock.

                         (i)       DIVIDEND  RIGHTS.  Subject to the prior
rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock


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shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                         (ii)      REDEMPTION.  The Common Stock is not
redeemable.

                         (iii)     VOTING RIGHTS. The holder of each share of
Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                   ARTICLE VI

         The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

         Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as the same may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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                                    ARTICLE X

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIRD: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on June 9, 2000.



                                       POLYCOM, INC.


                                       /s/ Robert C. Hagerty
                                       ---------------------------------------
                                       Robert C. Hagerty, President



                                       /s/ Michael R. Kourey
                                       ---------------------------------------
                                       Michael R. Kourey, Secretary


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